AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 1999
                                             REGISTRATION NO. 333-84711
-----------------------------------------------------------------------------
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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                  AMENDMENT NO. 1
                                         TO
                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                            MAXIM PHARMACEUTICALS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                               87-0279983
         (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)


                       8899 UNIVERSITY CENTER LANE, SUITE 400
                            SAN DIEGO, CALIFORNIA 92122
                                   (858) 453-4040

         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                 CODE, OR REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   DALE A. SANDER
           VICE PRESIDENT, FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY
                            MAXIM PHARMACEUTICALS, INC.
                       8899 UNIVERSITY CENTER LANE, SUITE 400
                            SAN DIEGO, CALIFORNIA 92122
                                   (858) 453-4040

              (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                     INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                     COPIES TO:
                               LANCE W. BRIDGES, ESQ.
                                 COOLEY GODWARD LLP
                          4365 EXECUTIVE DRIVE, SUITE 1100
                            SAN DIEGO, CALIFORNIA 92121
                                   (858) 550-6000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / / ________________

                                            CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                     Proposed Maximum       Proposed Maximum
    Title of Each Class of     Additional Amount to   Offering Price            Aggregate            Amount of
 Securities to be Registered      be Registered        Per Share (1)        Offering Price (1)    Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.001.....................        532,390               $7.844             $4,176,067.16         $1,231.94 (2)
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933 based upon the average of the high and low prices of Registrant's Common Stock on August 27, 1999 as reported on the American Stock Exchange.

(2) Previously paid $5,751.17 at original filing related to 2,327,820 common shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                                   PROSPECTUS


                                2,860,210 SHARES


                           MAXIM PHARMACEUTICALS, INC.


                                  COMMON STOCK


         The selling stockholders identified in this prospectus are selling 2,860,210 shares of Maxim Pharmaceuticals, Inc. common stock. Maxim will not receive any of the proceeds from the sale of shares by the selling stockholders. Our common stock is listed on the American Stock Exchange ("AMEX") under the symbol "MMP" and on the Stockholm Stock Exchange under the symbol "MAXM". The closing sale price of the common stock, as reported on AMEX on August 27, 1999, was $7.875 per share.

         INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS," BEGINNING ON PAGE 3.

         Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is August 30, 1999.

                                     SUMMARY

         IN THIS PROSPECTUS, THE WORDS "WE," "OUR," AND "US" REFER ONLY TO MAXIM AND NOT TO THE SELLING STOCKHOLDERS OR ANY OTHER PERSON. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD BE VERY DIFFERENT THAN THE RESULTS WE DISCUSS IN THIS PROSPECTUS OR THE INFORMATION WE INCORPORATE BY REFERENCE INTO THIS PROSPECTUS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN THE FOLLOWING SECTION AND THOSE DISCUSSED IN THE SECTION ENTITLED "RISK FACTORS."

THE COMPANY

         Maxim is developing a new generation of drugs, therapies and vaccines for cancer, infectious diseases and topical disorders.

         Our lead drug candidate, MAXAMINE-TM-, is currently being tested in three Phase 3 cancer clinical trials in 12 countries around the world. A Phase 3 trial is a large-scale test designed to be the final human study demonstrating the safety and efficacy of a drug and supporting an application to the U.S. Food and Drug Administration or international regulatory agencies for marketing approval. The initial market launch of Maxamine is planned for early 2001 in the U.S. and late 2001 in certain countries outside the U.S.

         A series of Phase 2 clinical trials was conducted in which patients with malignant melanoma, the most deadly form of skin cancer, and acute myelogenous leukemia, the most common acute adult leukemia, were treated with MAXAMINE. A Phase 2 trial is an intermediate test designed to show a preliminary evidence of efficacy of the drug being tested. These studies have shown a more than doubling of survival and remission times for patients treated with MAXAMINE as well as the ability to maintain patient quality of life during treatment with the drug. Earlier-stage clinical studies have also suggested promise in the following diseases:

         -        Renal cell carcinoma, a cancer of the kidneys;
         -        Multiple myeloma, a cancer of the bone marrow; and
         -        Hepatitis C, a viral infection targeting the liver.

         More than 750 patients have been treated in our completed and ongoing clinical trials.

         A second product platform under development is MAXDERM-TM-, a MAXAMINE-related series of drugs for the treatment of certain topical disorders. Randomized, blinded, placebo-controlled trials have been conducted in more than 75 patients. Studies in patients with oral mucositis, a serious side effect of chemotherapy and radiation treatment of cancer patients, and cold sores suggested that MAXDERM resolved lesions more effectively than a placebo control. Other clinical data suggests that MAXDERM may be beneficial in the treatment of bed sores, shingles, burns, eye infections and other related conditions. Our third technology platform, MAXVAX-TM-, is currently in preclinical development and is designed to facilitate a new class of needle-free mucosal vaccines for several infectious diseases including respiratory infections, sexually transmitted diseases, and gastrointestinal tract diseases.

THE OFFERING

      We recently completed a preferred stock financing from which we received aggregate proceeds of $20.1 million. We are obligated to register the common stock issuable upon conversion of this preferred stock so that it can be resold in the public market. We are also registering the common stock issuable upon exercise of warrants held by certain advisors to Maxim. We will not receive any of the proceeds from the sale of common stock pursuant to this prospectus.

         The selling stockholders may sell the shares of common stock described in this prospectus in public or private transactions, on or off AMEX, at prevailing market prices, or at privately negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders.
More information is provided in the section entitled "Plan of Distribution."

         Our principal executive offices are located at 8899 University Center Lane, Suite 400, San Diego, California 92122 and our telephone number is (619) 453-4040.


                                        2.

                                  RISK FACTORS

         IN EVALUATING OUR BUSINESS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

WE ARE NOT PROFITABLE AND EXPECT TO CONTINUE TO INCUR LOSSES. IF WE DO NOT BECOME PROFITABLE, OUR BUSINESS WILL BE HARMED.

         We are a development-stage enterprise. We have experienced net losses every year since our inception and, as of June 30, 1999 had an accumulated deficit of approximately $71.8 million. We anticipate incurring substantial additional losses over at least the next several years related to developing and testing our product candidates and preparing for commercialization of our products. If we do not become profitable, our stock price will be negatively affected, and we may ultimately be forced to wind down our operations.

WE WILL LIKELY NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE. IF WE ARE UNABLE TO OBTAIN THE FUNDS NECESSARY TO CONTINUE OUR OPERATIONS, OUR BUSINESS WILL BE HARMED.

         We have already spent substantial funds developing our products and business. We expect to continue to have negative cash flow from our operations for at least the next several years. We will likely have to raise substantial additional funds to complete the development of our products and to bring them to market. Our future capital requirements will depend on numerous factors, including:

         -        the results of our clinical trials;
         - the timing and scope of any additional clinical trials undertaken;
         - the scope and results of our research and development programs;
         -        the time required to obtain regulatory approvals;
         - our ability to establish marketing alliances and collaborative agreements;
         -        the cost of our internal marketing activities; and
         - the cost of filing, prosecuting and, if necessary, enforcing patent claims.

         Additional financing may not be available on acceptable terms, if at all. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our product development programs or obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products that we would not otherwise relinquish. This may have a detrimental effect on our business.

THE DEVELOPMENT OF OUR PRODUCTS IS SUBJECT TO UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. IF WE FAIL TO SUCCESSFULLY DEVELOP OUR PRODUCTS, OUR BUSINESS WILL SUFFER.

         Potential products based on our MAXAMINE, MAXDERM and MAXVAX technologies will require extensive clinical testing, regulatory approval and substantial additional investment before we can sell them. We cannot assure you that any of our products will:

         -        be successfully developed;
         -        prove to be safe and effective in clinical trials;
         -        meet applicable regulatory standards;
         - be capable of being produced in commercial quantities at acceptable costs;
         - be eligible for third party reimbursement from governmental or private insurers; or
         -        be successfully marketed or achieve market acceptance.


         We have not completed testing for efficacy or safety in humans on any of our products, and any delay in our expected testing and development schedules, or any elimination of product development program entirely, could harm our business.


                                        3.

OUR PRODUCT CANDIDATES ARE SUBJECT TO SIGNIFICANT GOVERNMENT REGULATION WHICH COULD DELAY SALES OF OUR PRODUCTS, INCREASE THE COST OF TESTING OUR PRODUCTS, OR ELIMINATE OUR ABILITY TO DEVELOP OUR PRODUCTS.

         Our product candidates are subject to significant regulation by the U.S. Food and Drug Administration, or the FDA, as well as similar agencies in countries outside the United States. Satisfaction of lengthy and detailed laboratory and clinical testing procedures is costly and may take a number of years. If we do not receive FDA approval for our products under development, we will not be able to market or sell our products in the United States. This would prevent us from generating product revenue in the United States and would be extremely detrimental to our business and financial condition. European and other international regulatory approvals are subject to similar risks and uncertainties as regulatory approvals in the United States.

         We are expending substantial time and financial resources to conduct clinical trials, but we cannot be sure that the results of our clinical trials will support the submission of an investigational new drug application or a product license application, or that any applications we do file will be approved by the FDA or any similar foreign agency on a timely basis, or at all.

         Once we do receive regulatory approval, we will still be subject to ongoing regulatory requirements. Moreover, government regulation may increase at any time, creating additional costs and delays for us which could harm our business.

FAILURE TO SECURE ADEQUATE PROTECTION OF OUR INTELLECTUAL PROPERTY OR THE RIGHT TO USE CERTAIN INTELLECTUAL PROPERTY OF OTHERS COULD BE DETRIMENTAL TO OUR BUSINESS.

         Our success depends in large part on our ability to obtain, maintain and protect patents, trade secrets and operate without infringing upon the proprietary rights of others. If we are unable to do so, our products and technologies may not provide us with any competitive advantage.

         The patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and the breadth of claims allowed in biotechnology and pharmaceutical patents cannot be predicted. As a result, patents may not issue from any of our patent applications. Further, patent applications in the United States are secret until a patent issues, and we cannot be certain that others have not filed patent applications for technology covered by our pending applications or that we were the first to file patent applications for this technology. In addition, patents currently held by us or issued to us in the future, or to licensors from whom we have licensed technology rights, may be challenged, invalidated or circumvented so that our intellectual property rights may not protect our technologies or provide commercial advantage to us. In addition, we also rely on unpatented trade secrets and proprietary know-how, and we cannot be sure that others will not obtain access to or independently develop such trade secrets and know-how.

         The pharmaceutical industry has experienced extensive litigation regarding patent and other intellectual property rights. Although, to date, we are not aware of any intellectual property claims against us, in the future, we could be forced to incur substantial costs in defending ourselves in lawsuits that are brought against us claiming that we have infringed the patent rights of others or in asserting our patent rights in lawsuits against other parties. We may also be required to participate in interference proceedings declared by the United States Patent and Trademark Office for the purpose of determining the priority of inventions in connection with our patent applications or other parties' patent applications. Adverse determinations in litigation or interference proceedings could require us to seek licenses that may not be available on commercially reasonable terms or subject us to significant liabilities to third parties. This too could negatively affect our business.

OUR FAILURE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD HARM OUR BUSINESS.

         Our future performance depends in part upon the continued contributions of our senior management team and on our ability to attract and retain qualified management and scientific personnel. Competition for such personnel is intense, and we do not know if we will be able to continue to attract, assimilate or retain highly


                                        4.

qualified technical and management personnel. The loss of key personnel or the failure to recruit additional personnel or develop needed expertise could have a material and adverse affect on our business.

BECAUSE WE ARE DEPENDENT ON OUR COLLABORATIVE PARTNERS AND CONTRACTORS FOR CLINICAL TESTING AND FOR CERTAIN RESEARCH AND DEVELOPMENT ACTIVITIES, THE RESULTS OF OUR CLINICAL TRIALS AND SUCH RESEARCH ACTIVITIES ARE, TO A CERTAIN EXTENT, BEYOND OUR CONTROL.

         Our business strategy requires us to rely on our collaborative partners and contractors to assist us with clinical testing and certain research and development activities. As a result, our success is dependent upon the success of these outside parties in performing their responsibilities. Although we believe our collaborative partners are economically motivated to perform on their contractual obligations, we can not control the amount of and timing of resources and skill applied to these activities by our collaborators. In addition, we may not be able to negotiate acceptable collaborative arrangements in the future required to implement our business strategy, and even if we are able to enter into further collaborative arrangements in the future, we cannot be sure that these arrangements will be successful.

WE HAVE NO EXPERIENCE MARKETING OR SELLING PHARMACEUTICAL PRODUCTS. OUR BUSINESS WILL BE HARMED IF WE, OR THE COLLABORATIVE PARTNERS ON WHOM WE RELY, ARE UNABLE TO SUCCESSFULLY MARKET AND SELL OUR PRODUCTS.

         Although we intend to market MAXAMINE directly in the United States, we have never marketed or sold any pharmaceutical product before. In order to market and sell MAXAMINE or other products, we will need to develop a sales force and a marketing group with relevant pharmaceutical experience, or make appropriate arrangements with strategic partners. We cannot guarantee that we will be able to attract, assimilate or retain highly qualified marketing and sales personnel, or successfully employ them to commercialize MAXAMINE. If we cannot develop the required marketing and sales expertise our business will likely suffer.

         We intend to rely on our collaborative partners to market and sell MAXAMINE in international markets, and such arrangements may be sought to market MAXDERM and MAXVAX in all markets. We have not yet entered into any collaborative arrangement with respect to marketing or selling MAXAMINE with the exception of agreements relating to Australia, New Zealand and Israel, and have not entered into any agreements regarding MAXDERM or MAXVAX, and we cannot guarantee that we will be able to enter into any such arrangements on terms favorable to us, or at all. If we are able to enter into marketing and selling arrangements with collaborative partners we cannot assure you that such marketing collaborators will apply adequate resources and skills to their responsibilities, or that their marketing efforts will be successful.

WE WILL BE DEPENDENT ON THIRD PARTY MANUFACTURERS OF OUR PRODUCTS. REVENUES MAY BE LOST, COSTS MAY INCREASE AND OUR BUSINESS MAY BE HARMED TO THE EXTENT WE ARE UNABLE TO SECURE ADEQUATE QUANTITIES OF OUR PRODUCTS FROM THESE MANUFACTURERS ON A TIMELY BASIS.

         We do not intend to acquire or establish our own dedicated manufacturing facilities for MAXAMINE in the foreseeable future and have, and expect to continue to, contract with established pharmaceutical manufacturers for the production of the product. If we are unable to continue to contract with third-party manufacturers on acceptable terms, our ability to conduct clinical testing and to produce commercial quantities of MAXAMINE and other products will be adversely affected. If we cannot adequately manufacture our products, it could result in delays in submissions for regulatory approval and in commercial product launches, which in turn could materially impair our competitive position and the possibility of achieving profitability. We cannot guarantee that we will be able to maintain our existing contract manufacturing relationships, or acquire or establish new, satisfactory third-party relationships to provide adequate manufacturing capabilities in the future.



                                        5.

OUR PRODUCTS MAY NOT BE ACCEPTED OR USED BY DOCTORS, PATIENTS OR PAYORS. FAILURE TO ACHIEVE MARKET ACCEPTANCE WOULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         MAXAMINE, and any of our other products in development, may not achieve market acceptance even if the FDA and similar foreign regulatory agencies approve the drug. The degree of market acceptance of our products will depend on a number of factors, including:

         -        the scope of regulatory approvals;
         -        the establishment and demonstration in the medical community of the clinical efficacy and safety of our products;
         -        their potential advantages over existing treatment methods;
                  and
         - reimbursement policies of government and other third-party payors.

         We cannot guarantee that physicians, patients, payors or the medical community in general will accept and utilize any products that we develop.

WE COMPETE AGAINST MANY COMPANIES AND RESEARCH INSTITUTIONS THAT ARE DEVELOPING PRODUCTS TO TREAT THE SAME DISEASES AS OUR PRODUCTS. TO THE EXTENT THESE COMPETITORS ARE SUCCESSFUL IN DEVELOPING AND MARKETING SUCH PRODUCTS, OUR BUSINESS COULD BE HARMED.

         There are many companies, both publicly and privately held, including well-known pharmaceutical companies, and academic and other research institutions, engaged in developing pharmaceutical and biologically-derived products for the treatment of cancer and vaccines and therapeutics for the prevention or the treatment of infectious diseases. Products developed by any of these companies or institutions may demonstrate greater safety or efficacy than our products or be more widely accepted by doctors, patients or payors. Many of our competitors and potential competitors have substantially greater capital, research and development capabilities and human resources than we do and represent significant competition. Many of these competitors also have significantly greater experience than we do in undertaking preclinical testing and clinical trials of new pharmaceutical products and obtaining FDA and other regulatory approvals. If any of our products are approved for commercial sale, we will also be competing with companies that have greater resources and experience in manufacturing, marketing and selling pharmaceutical products. To the extent that any of our competitors succeed in developing products that are more effective, less costly, or have better side effect profiles than our products, then our business could be harmed.

THE TECHNOLOGY IN OUR SECTOR IS DEVELOPING RAPIDLY, AND OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO KEEP ABREAST OF TECHNOLOGICAL CHANGE.

         We are engaged in the pharmaceutical field, which is characterized by extensive research efforts and rapid technological progress. New developments in oncology, cancer therapy, medicinal pharmacology, biochemistry and other fields are expected to continue at a rapid pace. Research and discoveries by others may render some or all of our proposed programs or products noncompetitive or obsolete. Our business strategy is subject to the risks inherent in the development of new products using new technologies and approaches. Unforeseen problems may develop with these technologies or applications, and we may not be able to successfully address technological challenges we encounter in our research and development programs. This may result in our inability to develop commercially feasible products.

THERE ARE SUBSTANTIAL SHARES ELIGIBLE FOR FUTURE SALE. THE SALE OF THESE SHARES MAY DEPRESS OUR STOCK PRICE.

         Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices for our common stock and our ability to raise equity capital in the future. As of August 5, 1999 we have outstanding 10,203,600 shares of common stock. Of these shares, an aggregate of 9,299,724 shares are freely tradable in the public market, unless acquired by our affiliates. The remaining 903,876 shares are "restricted securities" as that term is defined in Rule 144 under the Securities Act, all of which are eligible for immediate sale in the public market pursuant to Rule 144, subject to certain volume and manner of sale limitations. As of August 5, 1999 we also have outstanding 206,874 shares of preferred stock which are convertible into 2,068,740 shares of


                                        6.

common stock. All of these shares are restricted shares, none of which are eligible for immediate sale in the public market pursuant to Rule 144. However, the shares of common stock issuable upon conversion of such shares of preferred stock are being registered hereby and will be eligible for immediate sale in the public market pursuant to such registration.

         As of August 5, 1999 approximately 2,483,000 shares of common stock underlying warrants, 977,310 shares issued or reserved for issuance under our equity incentive plan, and 44,006 shares reserved for issuance under our 401(k) plan will be available for immediate sale in the public market, unless purchased by our affiliates. There are 704,668 shares of common stock underlying certain warrants outstanding as of August 5, 1999 which have not been registered for public sale and will be subject to the public sale restrictions of Rule 144 or Rule 701 under the Securities Act, where applicable if the warrants are exercised. However, 532,390 of the shares of common stock underlying these warrants are being registered hereby and will be available for immediate sale in the public market upon such registration.

OUR STOCK PRICE MAY BE HIGHLY VOLATILE DUE TO EXTERNAL FACTORS.

         Our common stock currently trades on the American Stock Exchange and on the Stockholm Stock Exchange. Historically, our common stock has generally experienced relatively low daily trading volumes in relation to the aggregate number of shares outstanding. Sales of substantial amounts of our common stock in the public market could adversely affect the prevailing market prices of our common stock and our ability to raise equity capital in the future.

         Factors that may have a significant impact on the market price or the liquidity of our common stock also include:

         - actual or potential clinical trial results relating to products under development by us or our competitors;
         -        delays in our testing and development schedules;
         - events or announcements relating to our collaborative relationships with others;
         - announcements of technological innovations or new products by us or our competitors;
         - developments or disputes concerning patents or proprietary rights;
         - regulatory developments in both the United States and countries outside of the United States;
         - economic and other external factors, as well as period-to-period fluctuations in our financial results.

         External factors may also adversely affect the market prices for our common stock. The price and liquidity of our common stock may be significantly affected by the overall trading activity and market factors on the American Stock Exchange and the Stockholm Stock Exchange, and these factors may differ between the two markets. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. The market prices of the common stock of many publicly traded pharmaceutical or biotechnology companies have in the past been, and can in the future be expected to be, especially volatile.

         The following table sets forth the high and the low sales prices for our common stock for the quarters indicated as reported on the American Stock Exchange.

                                                                                   HIGH              LOW
YEAR ENDING SEPTEMBER 30, 1998:
       First Quarter....................................................          $19-1/4          $12-1/4
       Second Quarter...................................................           16-5/8           13-3/4
       Third Quarter....................................................               23           14-1/8
       Fourth Quarter...................................................           20-1/2               14

YEAR ENDING SEPTEMBER 30, 1999:
       First Quarter....................................................          $16-1/2          $11-5/8
       Second Quarter...................................................           15-5/8           10-1/2
       Third Quarter ...................................................           11-3/8                9
       Fourth Quarter (through August 25, 1999).........................           10-3/8            7-5/8


                                        7.

                       WHERE YOU CAN GET MORE INFORMATION

         We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web site at "http://www.sec.gov". In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. Our SEC file number for the information we have incorporated by reference is 001-14430. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         -        Annual Report on Form 10-K for the year ended September 30,
                  1998;
         -        Proxy Statement on Schedule 14A dated January 13, 1999;
         -        Proxy Statement on Schedule 14A dated June 1, 1999;
         - Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998, March 31, 1999 and June 30, 1999; and
         - Our registration statement on Form 8-A filed on June 28, 1996 which includes a description of our common stock.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

                  Maxim Pharmaceuticals
                  8899 University Center Lane, Suite 400
                  San Diego, CA  92122
                  Attn:  Secretary
                  (858) 453-4040

         This prospectus is part of a larger registration statement we filed with the SEC. In deciding whether to buy our common stock, you should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document



                                        8.

                                 USE OF PROCEEDS

         Maxim will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders.

                              SELLING STOCKHOLDERS

         The following table sets forth the names of each of the selling stockholders, the number of shares of common stock beneficially owned by the selling stockholders as of August 5, 1999 and the number of shares of common stock being offered by each of them pursuant to this prospectus. This information is based upon information provided by each respective selling stockholder. Because the selling stockholders may offer all, some or none of their respective shares of common stock, no definitive estimate can be provided as to the number of shares or percentage of outstanding common stock that will be held by the selling stockholders after such offering. The term "selling stockholders" includes the stockholders listed below and their transferees, pledgees, donees or other successors.


         - To our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

         - Percentage ownership is based on 10,203,600 shares of common stock outstanding as of August 5, 1999.

         - The number of shares being offered reflects shares of common stock issuable upon conversion of shares of our Series A Convertible Preferred stock beneficially owned by such selling stockholder. It also includes shares of common stock issuable in connection with dividends payable on such shares, assuming such dividends are paid in stock in lieu of cash.

         Unless otherwise indicated in the footnotes below, the number of shares beneficially owned before this offering by each selling stockholder and the number of shares being offered consist solely of shares of common stock issuable upon conversion of our Series A Preferred Stock. For each selling stockholder, we have included shares issuable in connection with required dividends on the Series A Preferred Stock assuming that each selling stockholder will elect to take such dividends in shares of stock instead of cash. For any stockholder that elects to take such dividends in cash, the number of shares of common stock issuable upon conversion of such holder's Series A Preferred Stock would be approximately 11% less than the number indicated in the table below.

         None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with Maxim Pharmaceuticals, Inc. or any of its predecessors or affiliates.

                                                       SHARES BENEFICIALLY OWNED     NUMBER OF    SHARES BENEFICIALLY OWNED
                                                            BEFORE OFFERING            SHARES           AFTER OFFERING
                                                                                       BEING
SELLING STOCKHOLDER                                        NUMBER       PERCENT       OFFERED        NUMBER       PERCENT
------------------------------------------------         ----------    ---------     ---------    ------------  -----------
5:e AP Fonden
P.O. Box 1639                                             347,180          3.29       347,180             -             -
SE-111 86 Stockholm, Sweden

The Aries Master Fund
787 Seventh Avenue, 48th Floor                             79,260             *        79,260             -             -
New York, NY  10019

Aries Domestic Fund, L.P.
787 Seventh Avenue, 48th Floor                             35,270             *        35,270             -             -
New York, NY  10019


                                        9.

                                                       SHARES BENEFICIALLY OWNED     NUMBER OF    SHARES BENEFICIALLY OWNED
                                                            BEFORE OFFERING            SHARES           AFTER OFFERING
                                                                                       BEING
SELLING STOCKHOLDER                                        NUMBER       PERCENT       OFFERED        NUMBER       PERCENT
------------------------------------------------         ----------    ---------     ---------    ------------  -----------
Aries Domestic Fund II, L.P.
787 Seventh Avenue, 48th Floor                              1,150            *          1,150             -            -
New York, NY  10019

Carnegie-Cowen Global Healthcare Fund
5 Place de la Gare                                         57,840            *         57,840             -            -
P.O. Box 1141
L-1011 Luxembourg

Carnegie Fund - Medical Sub-Fund
5 Place de la Gare                                         57,840            *         57,840             -            -
P.O. Box 1141
L-1011 Luxembourg

DVG Deutsche Vermogensbildungsgesellschaft mbH
Feldbergstra(beta)e 22                                    462,910         4.34%       462,910             -            -
60323 Frankfurt, Germany

Dunross & Co. AB (1)
Vasagatan 40                                              136,770         1.33%        46,270        90,500            *
SE-411 37 Gothenburg, Sweden
E. Ohman J:or Fondkommission AB (2)

Kapitalforvaltning                                         68,380            *         13,880        54,500            *
P.O. Box 7415
SE-103 91 Stockholm, Sweden

Forenade Liv Gruppforsakringsbolag AB (3)
SE-103 72 Stockholm, Sweden                                68,630         3.29%        15,030        53,600            *

Forenade Liv Kollektivavtalsforsakrings AB (4)
SE-103 72 Stockholm, Sweden                               104,920         1.02%        23,120        81,800            *

Forenade Liv Omsesidigt Gruppforsakringsbolag (5)
SE-103 72 Stockholm, Sweden                               196,910         1.91%        37,010       159,900         1.56%

Forsakringsbolaget SPP Omsesidigt (6)
SE-103 73 Stockholm, Sweden                               606,720         5.88%       115,720       491,000         4.81%

HealthCap KB (7)
Sturegatan 34                                             816,157         7.66%       138,410       677,747         6.45%
SE-114 36 Stockholm, Sweden

Mikael Hellberg
Bergsstigen 103                                             1,700            *          1,700             -            -
SE-138 33 Alta, Sweden

Charles Johnston
706 Ocean Drive                                            17,340            *         17,340             -            -
Juno Beach, FL  33408

                                        10.

                                                       SHARES BENEFICIALLY OWNED     NUMBER OF    SHARES BENEFICIALLY OWNED
                                                            BEFORE OFFERING            SHARES           AFTER OFFERING
                                                                                       BEING
SELLING STOCKHOLDER                                        NUMBER       PERCENT       OFFERED        NUMBER       PERCENT
------------------------------------------------         ----------    ---------     ---------    ------------  -----------

The Kriegsman Group (8)
920 Greentree Road                                        232,390          2.23%      232,390             -             -
Pacific Palisades, CA  90272

Alexander Lindstrom (9)
Lundagatan 36, uppg 10                                     21,530             *         5,530        16,000             *
SE-117 27 Stockholm, Sweden

Livforsakrings AB Skandia (10)
SE-103 50 Stockholm, Sweden                               705,840          6.76%      231,440       474,400          4.65%

Carl Henrik Permert
Setterwallsvagen 6                                          3,450             *         3,450             -             -
SE-131 36 Nacka, Sweden

Kenth Petersson
Heleneborgsgatan 20                                        11,090             *        11,090             -             -
SE-117 32 Stockholm, Sweden

RGC International Investors, LDC (11)
Three Bala Plaza East, Suite 200                          647,180          5.96%      647,180             -             -
Bala Cynwyd, PA  19004

Roston Enterprises
2201 Canyonback Road                                       28,910             *        28,910             -             -
Los Angles, CA  90049

SEB Lakemedelsfond
ST S6                                                      98,360             *        98,360             -             -
SE-106 40 Stockholm
Sweden

SEB Luxembourg
16 Boulevard Royal                                         17,350             *        17,350             -             -
P.O. Box 487
L-2014 Luxembourg
Luxembourg

SEB Private Bank
P.O. Box 487                                                1,830             *         1,830             -             -
L-2014 Luxembourg
Luxembourg

Skogs- och Lantarbetsgivareforbundet
P.O. Box 16006                                             23,120             *        23,120             -             -
SE-103 21 Stockholm
Sweden

Svenska Handelsbanken S.A. Luxembourg
P.O. Box 678                                               52,060             *        52,060             -             -
L-2016 Luxembourg
Luxembourg

                                        11.

                                                       SHARES BENEFICIALLY OWNED     NUMBER OF    SHARES BENEFICIALLY OWNED
                                                            BEFORE OFFERING            SHARES           AFTER OFFERING
                                                                                       BEING
SELLING STOCKHOLDER                                        NUMBER       PERCENT       OFFERED        NUMBER       PERCENT
------------------------------------------------         ----------    ---------     ---------    ------------  -----------
Unibank S.A. (12)
P.O.Box 562                                                53,530             *         5,530        48,000             *
L-2015 Luxembourg
Luxembourg

Wechsler & Co., Inc.
105 South Bedford Road, Suite 310                          34,700             *        34,700             -             -
Mount Kisco, NY  10549

Wendt Family Revocable Trust (13)
4900 West Dry Creek Road                                   18,340             *        17,340         1,000             *
Healdsburg, CA  95448

-------------------------
* Less than 1%


(1) Includes 90,500 shares of common stock beneficially owned by Dunross & Co AB as of August 5, 1999.

(2) Includes 54,500 shares of common stock beneficially owned by E. Ohman J:or Fondkommission AB as of August 5, 1999.

(3) Includes 53,600 shares of common stock beneficially owned by Forenade Liv Gruppforsakringsbolag AB as of August 5, 1999, including warrants to 17,000 shares of common stock, all of which are immediately exercisable.

(4) Includes 81,800 shares of common stock beneficially owned by Forenade Liv Kollektivavtalsforsakrings AB as of August 5, 1999, including warrants to purchase 20,000 shares of common stock, all of which are immediately exercisable.

(5) Includes 159,900 shares of common stock beneficially owned by Forenade Liv Omsesidigt Gruppforsakringsbolag as of August 5, 1999, including warrants to purchase 63,900 shares of common stock, all of which are immediately exercisable.

(6) Includes 491,000 shares of common stock beneficially owned by Forsakringsbolaget SPP Omsesidigt as of August 5, 1999.

(7) Includes 677,747 shares of common stock beneficially owned by Health Cap KB as of August 5, 1999, including warrants to purchase 310,100 shares of common stock, all of which are immediately exercisable.

(8) Includes warrants to purchase 32,390 shares of common stock at an exercise price of $9.725 per share, all of which are immediately exercisable. Also includes warrants to purchase 200,000 shares of common stock at an exercise price of $13.00 per share, 50% of which are immediately exercisable, 25% of which will become exercisable on September 5, 1999 and 25% of which will become exercisable on December 6, 1999.

(9) Includes 16,000 shares of common stock beneficially owned by Alexander Lindstrom as of August 5, 1999, including warrants to purchase 15,000 shares of common stock, all of which are immediately exercisable.

(10) Includes 474,400 shares of common stock beneficially owned by Livforsakrings AB Skandia as of August 5, 1999.

(11) Includes warrants to purchase 300,000 shares of common at an exercise price of $10.50 per share, all of which are immediately exercisable.

(12) Includes 48,000 shares of common stock beneficially owned by Unibank S.A. as of August 5, 1999.

(13) Includes warrants to purchase 1,000 shares of common stock, all of which are immediately exercisable.

                                        12.

                              PLAN OF DISTRIBUTION

         The shares of common stock may be sold from time to time by the selling stockholders in one or more transactions at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may offer their shares of common stock in one or more of the following transactions:

         - on any national securities exchange or quotation service at which the common stock may be listed or quoted at the time of sale, including the American Stock Exchange and the Stockholm Stock Exchange,
         -        in the over-the-counter market,
         -        in private transactions,
         -        through options, and
         - by pledge to secure debts and other obligations, or a combination of any of the above transactions.

         If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

         The shares of common stock described in this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer shares of common stock to or through underwriters, broker/dealers or agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any profits on the resale of shares of common stock and any compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under rule 144 rather than pursuant to this prospectus. The selling stockholders do not have to sell all of the shares they own pursuant to this prospectus. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.

         To comply with the securities laws of certain jurisdictions, the common stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

         Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock for nine business days prior to the start of the distribution. In addition, each selling stockholder and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934 which may limit the timing of purchases and sales of common stock by the selling stockholders or any such other person. These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.

         We will pay all expenses of this registration. These expenses include the SEC's filing fees and fees under state securities or "blue sky" laws. We estimate that our expenses in connection with this offering will be approximately $25,000. All expenses for the issuance of a supplement to this prospectus, when requested by selling stockholder(s), will also be paid by us.


                                        13.

                                  LEGAL MATTERS

         Cooley Godward LLP will give its opinion that the shares offered in this prospectus have been validly issued and are fully paid and non-assessable.

                                     EXPERTS

         The financial statements of Maxim Pharmaceuticals, Inc. as of September 30, 1998 and 1997, and for each of the years in the three-year period ended September 30, 1998, and for the period from inception (October 23, 1989) through September 30, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Bylaws provide that we will indemnify our directors and executive officers, and may indemnify our other officers, employees and other agents, to the fullest extent not prohibited by Delaware law. We are also empowered under our Certificate of Incorporation and Bylaws to enter into indemnification agreements with our directors, officers, employees and other agents and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. Pursuant to this provision, we have entered into indemnity agreements with each of our directors and executive officers.



                                        14.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the fees and expenses payable by the Company in connection with the sale of the shares of common stock being registered. All amounts shown are estimates except for the SEC registration fee.

                 SEC Registration Fee                        $  7,003
                 Legal Fees and expenses                     $ 10,000
                 Blue sky qualification fees and expenses    $  1,000
                 Accounting fees and expenses                $  3,000
                 Printing and engraving                      $    500
                 Miscellaneous                               $  3,497
                                                            ---------
                          Total                              $ 25,000
                                                            ---------
                                                            ---------

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers and currently maintains directors and officers insurance coverage.

         In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for unlawful payments of dividends or unlawful stock purchase or redemption. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

ITEM 16.      EXHIBITS.


Exhibit
Number      Description
-------     -----------
3.1         Amended and Restated Certificate of Incorporation of
            Registrant. (1)
3.2         Certificate of Amendment of Amended and Restated Certificate
            of Incorporation. (13)
3.3         Certificate of Designations, Preferences and Relative,
            Participating, Optional and Other Special Rights of Preferred
            Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock. (13)
3.4         Bylaws of Registrant. (1)
4.1         Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4.
4.2         Form of Common Stock Certificate. (1)
5.1         Opinion of Cooley Godward LLP. (13)
10.1        Form of Indemnification Agreement for directors and officers of the Registrant. (1)

10.2 Form of Representative's Warrant Agreement between the Company and National Securities Corporation, as representative of the several Underwriters (the "Representative"), including form of Representative's Warrant Certificate. (1)
10.3 Form of Warrant Agreement between the Company, the Representative and American Stock Transfer & Trust Company, including form of Warrant Certificate. (1)
10.4 Option to Buy Technology and Rights Agreement, dated March 30, 1993, between the Registrant and Estero Anstalt. (1)(2)
10.5 Security Agreement, dated July 27,1993, between the Registrant and Estero Anstalt. (1)(2)
10.6 Exclusive License Agreement, dated June 14, 1995, among the Registrant, Jan Holmgren, M.D., Ph.D., Cecil Czerkinsky, Duotol AB and Triotol Ltd. (1)(2)
10.7 Option and License Agreement, dated May 19, 1993, among the Registrant, Vitec AB and SBL Vaccin AB, as amended. (1)(2)
10.8 License Agreement dated January 14, 1994, among the Registrant, Vitec AB and SBL Vaccin, AB, as amended. (1)(2)
10.9 Agreement, dated December 2, 1995, among the Registrant, Syntello Vaccine Development AB and Estero Anstalt. (1)(2)
10.10 Agreement, dated April 23, 1996, among the Registrant, Anders Vahlne, M.D., Ph.D. and Syntello Vaccine Development AB.
            (1)(2)
10.11 Letter Agreement, dated February 15, 1996, between the Registrant and Burrill & Craves, Inc.(1)
10.12 Lease dated November 1, 1996 between DM Spectrum LLC, a California limited liability company, as Landlord and the Registrant for 3099 Science Park Road, Suite 150, San Diego, California 92121. (3)
10.13 Stock Purchase Agreement, dated as of July 5, 1996, by and between Dr. Anders Vahlne and the Registrant. (1)
10.14 Amended and Restated 1993 Long-Term Incentive Plan and forms of stock option agreements. (4)
10.15 Employment Agreement dated October 1, 1998 between the Registrant and Kurt R. Gehlsen. (10)
10.16 Employment Agreement dated October 1, 1998 between the Registrant and Dale A. Sander. (10)
10.17 Employment Agreement dated November 9, 1998 between the Registrant and Larry G. Stambaugh. (10)
10.18 Loan and Security Agreement between the Registrant and Silicon Valley Bank. (5)
10.19 Financial Advisory Services Agreement between the Registrant and Rodman & Renshaw, Inc. dated September 17, 1997.(6)
10.20 Lease dated January 13, 1998 between British Pacific Properties Corporation, a California Corporation, as Landlord, and the Registrant. (7)
10.21 Amendment to Loan and Security Agreement dated March 16, 1998 between the Registrant and Silicon Valley Bank. (8)
10.22 Lease dated July 2, 1998 between British Pacific Properties, a California Corporation, as Landlord, and the Registrant. (9)
10.23 Employment Agreement dated October 1, 1998 between the Registrant and Geoffrey B. Altman. (10)
10.24 Amendment to Loan and Security Agreement dated September 1, 1998 between the Registrant and Silicon Valley Bank. (10)
10.25 License Agreement dated November 6, 1998 among the Registrant, Professional Pharmaceutical, Inc., Bruce A. Jack, D.D.S. and
            B. Thomas White, R.PH. (11)
10.26 Series A Convertible Preferred Stock Purchase Agreement, dated July 20, 1999, between the Registrant and certain purchasers of Registrant's preferred stock. (13)

10.27 Series A Convertible Preferred Stock Purchase Agreement, dated July 20, 1999 between the Registrant and Alfred Berg. (13)
10.28 Secured Promissory Note dated April 7, 1999 between Larry G. Stambaugh and the Registrant. (12)
10.29 Secured Promissory Note dated April 14, 1999 between Larry G. Stambaugh and the Registrant. (12)
10.30 Secured Promissory Note dated April 7, 1999 between Kurt R. Gehlsen and the Registrant. (12)
10.31 Secured Promissory Note dated April 7, 1999 between Dale A. Sander and the Registrant. (12)
10.32 Common Stock Purchase Warrant, No.#99AR-1, to purchase 200,000 shares of the Registrant's common stock, issued to The Kriegsman Group on March 3, 1999.
10.33 Common Stock Purchase Warrant, No.#99PA-1, to purchase 32,390 shares of the Registrant's common stock, issued to The Kriegsman Group on July 26, 1999.
10.34 Common Stock Purchase Warrant to purchase 300,000 shares of the Registrant's common stock issued to RGC International Investors, LDC on July 20, 1999.
23.1        Consent of KPMG LLP, Independent Auditors.
23.2        Consent of Cooley Godward LLP. Reference is made to Exhibit
            5.1.
24.1        Power of Attorney.  Reference is made to page II-4.

-------
(1) Previously filed together with Registrant's Registration Statement on Form SB-2 (File No. 333-4854-LA) or amendments thereto and incorporated herein by reference.

(2) Certain confidential portions deleted pursuant to Order Granting Application Under the Securities Act of 1933 and Rule 406 thereunder respecting confidential treatment.

(3) Previously filed together with Registrant's Annual Report on Form 10-K (File No. 1-4430) dated September 30, 1996 and incorporated herein by reference.

(4) Previously filed together with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) dated December 31, 1996 and incorporated herein by reference.

(5) Previously filed together with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) dated March 31, 1997 and incorporated herein by reference.

(6) Previously filed together with Registrant's Registration Statement on Form S-1 (File No. 333-35895) dated September 18, 1997 and incorporated herein by reference.

(7) Previously filed together with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) dated December 31, 1997 and incorporated herein by reference.

(8) Previously filed together with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) dated March 31, 1998 and incorporated herein by reference.

(9) Previously filed together with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) dated June 30, 1998 and incorporated herein by reference.

(10) Previously filed together with the Registrant's Annual Report on Form 10-K/A (File No. 1-4430) dated September 30, 1998 and incorporated herein by reference.

(11) Previously filed together with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) dated December 31, 1998 and incorporated herein by reference.

(12) Previously filed together with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) dated June 30, 1999 and incorporated herein by reference.

(13) Previously filed together with Registration Statement on Form S-3 (File No. 333-84711) dated August 6, 1999 and incorporated herein by reference.

ITEM 17.      UNDERTAKINGS.

         Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Maxim Pharmaceuticals, Inc. pursuant to the provisions referenced above or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Maxim Pharmaceuticals, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         We hereby undertake:

         (1) To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 30th day of August, 1999.

                             MAXIM PHARMACEUTICALS, INC.

                             /s/ DALE A. SANDER
                             -----------------------------------
                             Dale A. Sander
                             Vice President, Finance
                             Chief Financial Officer

    Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

*                                  Chairman of the Board,                   August 30, 1999
--------------------------------   President and Chief Executive Officer
     Larry G. Stambaugh            (PRINCIPAL EXECUTIVE OFFICER)

/s/ DALE A. SANDER                 Vice President, Finance,                 August 30, 1999
--------------------------------   Chief Financial Officer and Secretary
     Dale A. Sander                (PRINCIPAL FINANCIAL
                                   AND ACCOUNTING OFFICER)

*                                  Director                                 August 30, 1999
--------------------------------
     Colin B. Bier, Ph.D.

*                                  Director                                 August 30, 1999
--------------------------------
     Gary E. Frashier

*                                  Director                                 August 30, 1999
--------------------------------
     Theodor H. Heinrichs

*                                  Director                                 August 30, 1999
--------------------------------
     Per-Olof Martensson

*                                  Director                                 August 30, 1999
--------------------------------
     F. Duwaine Townsen


*By  /s/ DALE A. SANDER
--------------------------------
     Dale A. Sander
     Attorney-in-Fact

                                  EXHIBIT INDEX
Exhibit
Number     Description

3.1        Amended and Restated Certificate of Incorporation of
           Registrant. (1)
3.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation. (13)
3.3 Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock. (13)
3.4        Bylaws of Registrant. (1)
4.1        Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4.
4.2        Form of Common Stock Certificate. (1)
5.1        Opinion of Cooley Godward LLP. (13)
10.1 Form of Indemnification Agreement for directors and officers of the Registrant. (1)
10.2 Form of Representative's Warrant Agreement between the Company and National Securities Corporation, as representative of the several Underwriters (the "Representative"), including form of Representative's Warrant Certificate. (1)
10.3 Form of Warrant Agreement between the Company, the Representative and American Stock Transfer & Trust Company, including form of Warrant Certificate. (1)
10.4 Option to Buy Technology and Rights Agreement, dated March 30, 1993, between the Registrant and Estero Anstalt. (1)(2)
10.5 Security Agreement, dated July 27,1993, between the Registrant and Estero Anstalt. (1)(2)
10.6 Exclusive License Agreement, dated June 14, 1995, among the Registrant, Jan Holmgren, M.D., Ph.D., Cecil Czerkinsky, Duotol AB and Triotol Ltd. (1)(2)
10.7 Option and License Agreement, dated May 19, 1993, among the Registrant, Vitec AB and SBL Vaccin AB, as amended. (1)(2)
10.8 License Agreement dated January 14, 1994, among the Registrant, Vitec AB and SBL Vaccin, AB, as amended. (1)(2)
10.9 Agreement, dated December 2, 1995, among the Registrant, Syntello Vaccine Development AB and Estero Anstalt. (1)(2)
10.10 Agreement, dated April 23, 1996, among the Registrant, Anders Vahlne, M.D., Ph.D. and Syntello Vaccine Development AB.
           (1)(2)
10.11 Letter Agreement, dated February 15, 1996, between the Registrant and Burrill & Craves, Inc.(1)
10.12 Lease dated November 1, 1996 between DM Spectrum LLC, a California limited liability company, as Landlord and the Registrant for 3099 Science Park Road, Suite 150, San Diego, California 92121. (3)
10.13 Stock Purchase Agreement, dated as of July 5, 1996, by and between Dr. Anders Vahlne and the Registrant. (1)
10.14 Amended and Restated 1993 Long-Term Incentive Plan and forms of stock option agreements. (4)
10.15 Employment Agreement dated October 1, 1998 between the Registrant and Kurt R. Gehlsen. (10)
10.16 Employment Agreement dated October 1, 1998 between the Registrant and Dale A. Sander. (10)
10.17 Employment Agreement dated November 9, 1998 between the Registrant and Larry G. Stambaugh. (10)
10.18 Loan and Security Agreement between the Registrant and Silicon Valley Bank. (5)
10.19 Financial Advisory Services Agreement between the Registrant and Rodman & Renshaw, Inc. dated September 17, 1997. (6)

10.20 Lease dated January 13, 1998 between British Pacific Properties Corporation, a California Corporation, as Landlord, and the Registrant. (7)
10.21 Amendment to Loan and Security Agreement dated March 16, 1998 between the Registrant and Silicon Valley Bank. (8)
10.22 Lease dated July 2, 1998 between British Pacific Properties, a California Corporation, as Landlord, and the Registrant. (9)
10.23 Employment Agreement dated October 1, 1998 between the Registrant and Geoffrey B. Altman. (10)
10.24 Amendment to Loan and Security Agreement dated September 1, 1998 between the Registrant and Silicon Valley Bank. (10)
10.25 License Agreement dated November 6, 1998 among the Registrant, Professional Pharmaceutical, Inc., Bruce A. Jack, D.D.S. and
           B. Thomas White, R.PH. (11)
10.26 Series A Convertible Preferred stock Purchase Agreement, dated July 20, 1999, between the Registrant and certain purchasers of Registrant's preferred stock. (13)
10.27 Series A Convertible Preferred Stock Purchase Agreement, dated July 20, 1999, between the Registrant and Alfred Berg. (13)
10.28 Secured Promissory Note dated April 7, 1999 between Larry G. Stambaugh and the Registrant. (12)
10.29 Secured Promissory Note dated April 14, 1999 between Larry G. Stambaugh and the Registrant. (12)
10.30 Secured Promissory Note dated April 7, 1999 between Kurt R. Gehlsen and the Registrant. (12)
10.31 Secured Promissory Note dated April 7, 1999 between Dale A. Sander and the Registrant. (12)
10.32 Common Stock Purchase Warrant, No.#99AR-1, to purchase 200,000 shares of the Registrant's common stock, issued to The Kriegsman Group on March 3, 1999.
10.33 Common Stock Purchase Warrant, No.#99PA-1, to purchase 32,390 shares of the Registrant's common stock, issued to The Kriegsman Group on July 26, 1999.Common Stock Purchase
10.34 Warrant to purchase 300,000 shares of the Registrant's common stock issued to RGC International Investors, LDC on July 20, 1999.
23.1       Consent of KPMG LLP, Independent Auditors.
23.2       Consent of Cooley Godward LLP. Reference is made to Exhibit
           5.1.
24.1       Power of Attorney. Reference is made to page II-4.
-------

(1) Previously filed together with Registrant's Registration Statement on Form SB-2 (File No. 333-4854-LA) or amendments thereto and incorporated herein by reference.

(2) Certain confidential portions deleted pursuant to Order Granting Application Under the Securities Act of 1933 and Rule 406 thereunder respecting confidential treatment.

(3) Previously filed together with Registrant's Annual Report on Form 10-K (File No. 1-4430) dated September 30, 1996 and incorporated herein by reference.

(4) Previously filed together with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) dated December 31, 1996 and incorporated herein by reference.

(5) Previously filed together with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) dated March 31, 1997 and incorporated herein by reference.

(6) Previously filed together with Registrant's Registration Statement on Form S-1 (File No. 333-35895) dated September 18, 1997 and incorporated herein by reference.

(7) Previously filed together with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) dated December 31, 1997 and incorporated herein by reference.

(8) Previously filed together with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) dated March 31, 1998 and incorporated herein by reference.

(9) Previously filed together with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) dated June 30, 1998 and incorporated herein by reference.

(10) Previously filed together with the Registrant's Annual Report on Form 10-K/A (File No. 1-4430) dated September 30, 1998 and incorporated herein by reference.

(11) Previously filed together with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) dated December 31, 1998 and incorporated herein by reference.

(12) Previously filed together with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) dated June 30, 1999 and incorporated herein by reference.

(13) Previously filed together with Registration Statement on Form S-3 (File No. 333-84711) dated August 6, 1999 and incorporated herein by reference.